Exhibit 99.1

NEWS RELEASE

Investor Contact:
James E. Perry
Vice President and Chief Financial Officer
Trinity Industries, Inc.
214/631-4420

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Third Quarter Results;
Backlogs in Rail and Inland Barge Grow During the Quarter

DALLAS – October 27, 2010 – Trinity Industries, Inc. (NYSE:TRN) today reported net income attributable to Trinity Industries’ stockholders of $29.7 million, or $0.37 per common diluted share for the third quarter ended September 30, 2010. Net income for the same quarter of 2009 was $23.2 million, or $0.29 per common diluted share. Included in the results for the third quarter of 2010 was a pre-tax gain of $10.2 million, or $0.08 per common diluted share, related to the disposition of insured property, plant and equipment damaged by a flood at Trinity’s barge manufacturing facility in Tennessee last May.

Revenues for the third quarter of 2010 were $540.0 million compared with revenues of $557.4 million for the same quarter of 2009.

“I am pleased with our accomplishments during the third quarter, in which we had a number of positive occurrences that contributed to our success,” said Timothy R. Wallace, Trinity’s Chairman, CEO, and President. “We received orders in the quarter that increased our railcar and inland barge backlogs.  Our Construction Products businesses experienced consistent levels of demand during the construction season and performed well.  Our railcar leasing business finished the quarter with another increase in fleet utilization. In addition, we are maintaining a strong liquidity position.  We ended the third quarter with $371.2 million in unrestricted cash and short-term marketable securities and total liquidity of more than $1.0 billion.   We publicly announced yesterday our completion of a long-term railcar leasing financing transaction in the amount of $369.2 million with a coupon of 5.19%.  We will use a portion of the proceeds to call all of our $201.5 million 6.50% Senior Notes due March 2014, enabling us to extend our long-term debt maturity profile. I continue to be encouraged by the Company’s positive momentum.”

Revenues in the Construction Products Group totaled $160.4 million in the third quarter of 2010, compared to $146.3 million in the same quarter of 2009. The businesses within this group recorded an operating profit of $20.3 million in the third quarter of 2010, including $3.8 million in gains from asset divestitures, compared to $13.1 million in the third quarter of 2009. The positive results during the third quarter were primarily due to the performance of the highway products businesses.

In the third quarter of 2010, the Rail Group had revenues of $131.0 million with an operating profit of $3.3 million. This compares to revenues of $166.1 million and an operating loss of $12.0 million in the third quarter of 2009. TrinityRail® shipped approximately 1,140 railcars and received orders for approximately 2,010 railcars during the third quarter. As of September 30, 2010, TrinityRail’s order backlog grew to approximately $388 million, representing approximately 4,860 railcars compared to a backlog of approximately $300 million, representing approximately 3,990 railcars at June 30, 2010.

As of January 1, 2010, TRIP Rail Holdings and its wholly-owned subsidiary (together, “TRIP”) are included in the Company’s consolidated financial statements due to the adoption of a new accounting pronouncement. TRIP is a railcar leasing company formed in 2007 that owns 14,700 railcars. During the third quarter of 2010, the Company acquired an additional 29% equity ownership in TRIP Rail Holdings for approximately $28.6 million. Trinity Industries Leasing Company (“TILC”) owns 57.1% of the equity in TRIP Rail Holdings and is the manager of the TRIP railcar portfolio. The assets and liabilities of TRIP are included in the Company’s balance sheet beginning with the first quarter of 2010. Revenues and operating profit of TRIP are included in the Company’s financial statements beginning with the first quarter of 2010 and are included in the Leasing Group’s results.

During the third quarter of 2010, the Railcar Leasing and Management Services Group reported revenues of $122.1 million, including revenues from TRIP of $28.8 million, and operating profit of $52.9 million, including operating profit from TRIP of $16.3 million. TILC had approximately 51,640 railcars in its fleet as of September 30, 2010. This compares to TILC’s fleet of approximately 50,970 railcars as of June 30, 2010. TILC’s lease fleet utilization rose to 98.9% as of September 30, 2010, compared to 98.7% as of June 30, 2010. TRIP’s lease fleet utilization was 99.6% at September 30, 2010 compared to 99.5% as of June 30, 2010.

Revenues for the Inland Barge Group were $98.9 million in the third quarter of 2010, compared to $113.8 million in the third quarter of 2009. Operating profit for the Inland Barge Group in the third quarter of 2010 was $22.4 million, which includes the aforementioned $10.2 million pre-tax gain, compared to $26.7 million in the same quarter of 2009. The Inland Barge Group received orders worth approximately $264 million during the third quarter of 2010 and had a backlog of approximately $516 million as of September 30, 2010 compared to a backlog of approximately $348 million at June 30, 2010.

The Energy Equipment Group recorded revenues of $106.6 million in the third quarter of 2010, compared to $132.7 million in the same quarter of 2009. The group produced operating profit of $6.0 million in the third quarter of 2010, compared to $16.2 million in the same quarter of 2009. The order backlog for structural wind towers as of September 30, 2010 totaled approximately $1.0 billion, compared to $1.1 billion at June 30, 2010.

Earnings Outlook
The Company anticipates earnings per common diluted share of between $0.10 and $0.15 for the fourth quarter of 2010. For the full year 2010, the Company anticipates earnings per common diluted share of between $0.73 and $0.78. These amounts include a charge of approximately $0.04 in the fourth quarter related to the redemption of the Company’s Senior Notes.

Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on October 28, 2010 to discuss its third quarter results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website, www.trin.net. An audio replay may be accessed through the Company’s website or by dialing (402) 220-0429 until 11:59 p.m. Eastern on November 4, 2010.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a multi-industry company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2010	2009
Revenues	$540.0	$557.4
Operating costs:
Cost of revenues	409.6	449.9
Selling, engineering, and administrative expenses	48.6	42.9
Gain on disposition of flood-damaged property, plant, and equipment	(10.2)	—
Goodwill impairment	—	—

	448.0	492.8

Operating profit	92.0	64.6
Interest expense, net (includes TRIP Holdings of $11.7 in 2010)	45.0	31.3
Other (income) expense	0.2	(4.4)

Income from continuing operations before income taxes	46.8	37.7
Provision for income taxes	15.2	14.5

Income from continuing operations	31.6	23.2
Discontinued operations:
Loss from discontinued operations	(0.1)	(0.0)

Net income	31.5	23.2
Net income attributable to noncontrolling interest	1.8	—

Net income attributable to Trinity Industries, Inc.	$29.7	$23.2

Net income attributable to Trinity Industries, Inc. per common share:
Basic:
Continuing operations	$0.37	$0.29
Discontinued operations	—	—

	$0.37	$0.29

Diluted:
Continuing operations	$0.37	$0.29
Discontinued operations	—	—

	$0.37	$0.29

Weighted average number of shares outstanding:
Basic	77.0	76.5
Diluted	77.1	76.6

On January 1, 2010, Trinity adopted the provisions of a new accounting standard requiring the inclusion of the consolidated financial statements of TRIP Rail Holdings LLC (“TRIP Holdings”) and subsidiary in the consolidated financial statements of Trinity Industries, Inc. as of January 1, 2010. See the Company’s September 30, 2010 Form 10-Q for additional information.

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Revenues	$1,537.1	$2,067.0
Operating costs:
Cost of revenues	1,181.9	1,692.7
Selling, engineering, and administrative expenses	142.5	139.1
Gain on disposition of flood-damaged property, plant, and equipment	(10.2)	—
Goodwill impairment	—	325.0

	1,314.2	2,156.8

Operating profit (loss)	222.9	(89.8)
Interest expense, net (includes TRIP Holdings of $35.3 in 2010)	135.3	88.5
Other (income) expense	1.1	(4.9)

Income (loss) from continuing operations before income taxes	86.5	(173.4)
Provision (benefit) for income taxes	29.5	(21.2)

Income (loss) from continuing operations	57.0	(152.2)
Discontinued operations:
Loss from discontinued operations	(0.1)	(0.1)

Net income (loss)	56.9	(152.3)
Net income attributable to noncontrolling interest	6.8	—

Net income (loss) attributable to Trinity Industries, Inc.	$50.1	$(152.3)

Net income (loss) attributable to Trinity Industries, Inc. per common share:
Basic:
Continuing operations	$0.63	$(2.00)
Discontinued operations	—	—

	$0.63	$(2.00)

Diluted:
Continuing operations	$0.63	$(2.00)
Discontinued operations	—	—

	$0.63	$(2.00)

Weighted average number of shares outstanding:
Basic	76.8	76.4
Diluted	76.9	76.4

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended September 30,
Revenues:	2010	2009
Rail Group	$131.0	$166.1
Construction Products Group	160.4	146.3
Inland Barge Group	98.9	113.8
Energy Equipment Group	106.6	132.7
Railcar Leasing and Management Services Group (includes TRIP Holdings of $28.8 in 2010)	122.1	81.5
All Other	12.4	11.2
Eliminations – lease subsidiary	(69.6)	(75.0)
Eliminations – other	(21.8)	(19.2)

Consolidated Total	$540.0	$557.4

Operating profit (loss):	Three Months Ended September 30,
	2010	2009
Rail Group	$3.3	$(12.0)
Construction Products Group	20.3	13.1
Inland Barge Group	22.4*	26.7
Energy Equipment Group	6.0	16.2
Railcar Leasing and Management Services Group (includes TRIP Holdings of $16.3 in 2010)	52.9	30.3
All Other	(1.3)	0.1
Corporate	(9.5)	(7.3)
Eliminations – lease subsidiary	(0.9)	(1.9)
Eliminations – other	(1.2)	(0.6)

Consolidated Total	$92.0	$64.6

*Includes gain on disposition of flood-damaged property, plant, and equipment of $10.2 million.
Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Nine Months Ended September 30,
Revenues:	2010	2009
Rail Group	$317.5	$753.3
Construction Products Group	449.7	423.1
Inland Barge Group	295.8	407.5
Energy Equipment Group	312.0	395.6
Railcar Leasing and Management Services Group (includes TRIP Holdings of $87.9 in 2010)	362.9	437.4
All Other	34.5	36.0
Eliminations – lease subsidiary	(173.5)	(330.3)
Eliminations – other	(61.8)	(55.6)

Consolidated Total	$1,537.1	$2,067.0

Operating profit (loss):	Nine Months Ended September 30,
	2010	2009
Rail Group	$(7.3)	$(346.5)*
Construction Products Group	40.7	27.1
Inland Barge Group	52.2**	95.9
Energy Equipment Group	29.9	59.7
Railcar Leasing and Management Services Group (includes TRIP Holdings of $50.9 in 2010)	150.3	118.2
All Other	(6.0)	1.2
Corporate	(28.5)	(22.7)
Eliminations – lease subsidiary	(6.4)	(19.6)
Eliminations – other	(2.0)	(3.1)

Consolidated Total	$222.9	$(89.8)

*Includes Rail Group goodwill impairment charge of $325.0 million.
**Includes gain on disposition of flood-damaged property, plant, and equipment of $10.2 million.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30,	December 31,
	2010	2009
Cash and cash equivalents	$151.2	$611.8
Short-term marketable securities	220.0	70.0
Receivables, net of allowance	251.6	159.8
Income tax receivable	22.2	11.2
Inventories	357.4	231.5
Net property, plant, and equipment (including TRIP Holdings of $1,002.6 in 2010)	4,119.6	3,038.2
Goodwill	194.9	180.8
Restricted cash (including TRIP	193.0	138.6
Holdings of $48.9 in 2010)
Other assets	164.5	214.5

	$5,674.4	$4,656.4

Accounts payable	$137.5	$76.8
Accrued liabilities	442.9	374.5
Debt, net of unamortized discount of $113.8 and $121.6 (including TRIP Holdings of $1,017.4 in 2010)	2,821.6	1,845.1
Deferred income	34.2	77.7
Deferred income taxes	364.5	397.9
Other liabilities	71.4	78.1
Stockholders’ equity (including noncontrolling interest related to TRIP Holdings of $75.7 in 2010)	1,802.3	1,806.3

	$5,674.4	$4,656.4

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	September 30,	December 31,	2009
	2010	2009
Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$1,172.7	$1,165.3
Accumulated depreciation	(673.4)	(648.2)

	499.3	517.1
Leasing:
Wholly owned subsidiaries:
Machinery and other	38.2	38.1
Equipment on lease	3,255.2	3,098.9
Accumulated depreciation	(351.7)	(286.9)

	2,941.7	2,850.1
TRIP Holdings:
Equipment on lease	1,282.0	—
Accumulated depreciation	(81.6)	—

	1,200.4	—
Deferred profit on railcars sold to the Leasing Group:
Sold to wholly owned subsidiaries	(324.0)	(329.0)
Sold to TRIP Holdings	(197.8)	—

	(521.8)	(329.0)

	$4,119.6	$3,038.2

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	September 30,	December 31,
	2010	2009
Debt
Corporate/Manufacturing – Recourse:
Revolving credit facility	$—	$—
Convertible subordinated notes	450.0	450.0
Less: unamortized discount	(113.8)	(121.6)

	336.2	328.4
Senior notes	201.5	201.5
Other	2.1	2.7

	539.8	532.6
Leasing:
Wholly owned subsidiaries:
Recourse:
Capital lease obligations	51.8	53.6
Term loan	58.0	59.8

	109.8	113.4

Non-recourse:
Secured railcar equipment notes	519.0	542.3
Warehouse facility	137.2	141.4
Promissory notes	498.4	515.4

	1,154.6	1,199.1

TRIP Holdings — Non-recourse:
Warehouse loan	1,017.4	—

	$2,821.6	$1,845.1

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	September 30,	December 31, 2009
	2010
Debt Summary
Total Recourse Debt	$649.6	$646.0
Total Non-Recourse Debt	2,172.0	1,199.1

	$2,821.6	$1,845.1

Total Corporate/Manufacturing Debt*	$653.6	$654.2

Total Leasing Debt
Wholly owned subsidiaries	$1,264.4	$1,312.5
TRIP Holdings	1,017.4	—

	$2,281.8	$1,312.5

Equipment on Lease**
Wholly owned subsidiaries	$2,941.7	$2,850.1
TRIP Holdings	1,200.4	—

	$4,142.1	$2,850.1

Total Leasing Debt as % of Equipment on Lease
Wholly owned subsidiaries	43.0%	46.1%
TRIP Holdings	84.8%	—
*Excludes unamortized discount on convertible debt. **Excludes net deferred profit on railcars sold to the Leasing Group.

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization including goodwill impairment charges. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended September 30,
	2010	2009
Income (loss) from continuing operations	$31.6	$23.2
Add:
Interest expense	45.3	31.6
Provision (benefit) for income taxes	15.2	14.5
Depreciation and amortization expense	47.3	40.1
Goodwill impairment	—	—

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$139.4	$109.4

	Nine Months Ended September 30,
	2010	2009
Income (loss) from continuing operations	$57.0	$(152.2)
Add:
Interest expense	136.3	89.4
Provision (benefit) for income taxes	29.5	(21.2)
Depreciation and amortization expense	143.3	120.8
Goodwill impairment	—	325.0

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$366.1	$361.8

-END -